EXHIBIT 23.i.12
                         OPINION AND CONSENT OF COUNSEL

                                                  May 24, 2002

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

Ladies and Gentlemen:

         The undersigned serves as Counsel to Phoenix Life Insurance Company and its insurance company affiliates (collectively "Phoenix Life"). Shares of The Phoenix Edge Series Fund, a Massachusetts business trust (the "Trust") are issued to one or more designated separate accounts of Phoenix Life. In my capacity as Counsel, I have represented the Trust in connection with the preparation and filing of the Trust's Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933. I am admitted to practice law in the State of Connecticut and am generally familiar with Massachusetts law applicable to this entity.

         This opinion is furnished in connection with this registration statement to be filed with the Securities and Exchange Commission with respect to the creation of ten new series to the fund as described in the Registration Statement.

         In rendering my opinion, I have examined such documents, records, and matters of law as I deemed necessary for purposes of this opinion. I have assumed the genuineness of all signatures of all parties, the authenticity of all documents submitted as originals, the correctness of all copies, and the correctness of all facts set forth in the certifications delivered to me and the correctness of all written and oral statements made to me.

         My opinion is rendered solely in connection with the Registration Statement on Form N-1A and it may not be relied upon for any other purposes without my written consent. I hereby consent to the use of this opinion as an exhibit to such Registration Statement.

                                Very truly yours,


                                /s/ Richard J. Wirth
                                ---------------------------
                                Richard J. Wirth, Secretary
                                The Phoenix Edge Series Fund